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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  November 15, 1996


                               I.C.H. CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                  1-7697              43-6069928
(State or other jurisdiction     (Commission          (IRS Employer
     of incorporation)           File Number)      Identification No.)



     500 North Akard Street
     Dallas, Texas  75201                                 75201
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:   (214) 954-7111

                                NOT APPLICABLE
        (Former name or former address, if changed since last report)

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 ITEM 5.  OTHER EVENTS.

     ICH Corporation, a Delaware corporation ("ICH"), together with SWL Holding Corporation ("SWL") and Care Financial Corporation ("Care"), each a wholly-owned subsidiary of ICH (ICH, SWL and Care, collectively, the "Debtors"), filed a voluntary petition with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court") under Chapter 11 of the United States Bankruptcy Code, Case No. 395-36351-RCM-11, on October 10, 1995. On November 15, 1996, the Bankruptcy Court approved the Debtors' First Amended Disclosure Statement (the "Disclosure Statement") to be used to solicit votes on the Debtors' First Amended Joint Plan of Reorganization (the "Joint Plan"), a copy of which is attached to the Disclosure Statement as Exhibit B.

     The voting record date was established as November 15, 1996. All record holders of claims against ICH (including holders of ICH's 11 1/4% Senior Subordinated Notes due 1996 and 11 1/4% Senior Subordinated Notes due 2003) or interests in ICH (including holders of ICH common stock and preferred stock) on the voting record date will be entitled to vote to accept or reject the Joint Plan. January 24, 1997, is set as the voting deadline, and the confirmation hearing to approve the Joint Plan is scheduled to begin on January 31, 1997.

     Under the Joint Plan, all assets of ICH, other than assets valued in the aggregate at approximately $10.5 million which will remain with "Reorganized" ICH, will be transferred to a liquidating trust in exchange for and in full settlement of all unsecured claims, including claims of holders of ICH's 11 1/4% Senior Subordinated Notes due 1996 and 11 1/4% Senior Subordinated Notes due 2003. Reserves are to be set aside for payment in full of all administrative and priority claims.

     The assets which will remain with "Reorganized" ICH consist of the corporate shell of Bankers Multiple Line Insurance Company, a multiple line insurance company licensed in 50 states ("BML"), $2.5 million cash, certain real estate located in Owen County, Kentucky and miscellaneous other assets. Reorganized ICH will have the option for 90 days after the effective date of the Joint Plan to sell BML to the Trust for $5 million. Preferred stockholders of ICH will be allocated 55% of Reorganized ICH Common Stock and the remaining 45% of the Reorganized ICH Common Stock will be allocated to the common stockholders of ICH.

     Generally, preferred stockholders will be entitled to receive 0.2 shares of Reorganized ICH common stock for each share of ICH preferred stock held. However, given the de minimus value of ratable distributions, holders who own less than 14 shares of preferred stock will receive no shares of the Reorganized ICH common stock, and holders who own between 14 to 650 shares of preferred stock may elect to receive a cash payment of $0.36 per share of preferred stock in lieu of Reorganized ICH common stock. Also, holders of more than 650 shares of preferred stock may elect to reduce their interest to 650 shares to receive a cash payment of $234 in lieu of Reorganized ICH common stock.


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     Common stockholders entitled to receive shares of Reorganized ICH common stock will be issued 0.0269 shares for each share of ICH common stock held. Holders who own less than 101 shares of ICH common stock will receive no shares of Reorganized ICH common stock, and holders who own between 101 and 5,000 shares of common stock may elect to receive a cash payment of $0.05 per share of ICH common stock in lieu of receiving shares of Reorganized ICH common stock. Holders of more than 5,000 shares of ICH common stock also may elect to reduce their interest to 5,000 shares and receive a cash payment of $250 in lieu of Reorganized ICH common stock.

     Effectiveness of the Joint Plan is subject to obtaining the requisite votes of classes of impaired claims against and interest in ICH and the entry of a final order of confirmation by the Bankruptcy Court.

     A copy of the Disclosure Statement, together with the exhibits thereto (including the Joint Plan as Exhibit B) is attached hereto as Exhibit 99.1.

     On November 15, 1996, ICH issued a press release announcing the Bankruptcy Court approval of the Disclosure Statement. A copy of this press release is attached hereto as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (c) EXHIBITS

99.1 First Amended Disclosure Statement for the First Amended Joint Plan of Reorganization under Chapter 11 of ICH Corporation, SWL Holding Corporation and Care Financial Corporation, dated November 15, 1996.

99.2    Press Release of ICH dated November 15, 1996.














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                                  SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        I.C.H. CORPORATION


Date: November 21, 1996                 By:  /s/ RODNEY D. MOORE
                                           -----------------------------------
                                           Rodney D. Moore, President
























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                              INDEX TO EXHIBITS

                                                                Sequentially
                                                                  Numbered
Exhibit Number    Description                                        Page
--------------    -----------                                   ------------
99.1              First Amended Disclosure Statement for the
                  First Amended Joint Plan of Reorganization under Chapter 11 of ICH Corporation, SWL
                  Holding Corporation and Care Financial
                  Corporation, dated November 15, 1996.

99.2              Press Release of ICH dated November 15, 1996.